UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2005

TIER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23195	94-3145844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10780 Parkridge Blvd., 4th Floor Reston, Virginia		20191
(Address of principal executive offices)		(Zip Code)

(571) 382-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On August 2, 2005, Tier Technologies, Inc. (“Tier”), announced preliminary results for the fiscal year 2005 third quarter ended June 30, 2005. Based on preliminary information, revenues for the third quarter are expected to be approximately $49.6 million, compared to $40.7 million in the prior year third quarter, and compared to the company’s previous revenue guidance of $47.0 to $48.0 million. Earnings per diluted share for the third quarter is expected to be approximately $0.09, compared to $0.05 in the prior year third quarter, and compared to the company’s previous earnings guidance of $0.17 to $0.18.

A copy of Tier’s press release is attached as exhibit 99.1

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit 99.1 Press Release—Tier Reports Preliminary Third Quarter Results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIER TECHNOLOGIES, INC.

By:	/s/ David Fountain
David Fountain
Chief Financial Officer

Date: August 2, 2005